UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934
September 13, 2017
(Date of earliest event report)

WEYERHAEUSER COMPANY
(Exact name of registrant as specified in charter)

Washington	1-4825	91-0470860
(State or other jurisdiction of incorporation or organization)	(Commission File Number)	(IRS Employer Identification Number)

220 Occidental Avenue South
Seattle, Washington 98104-7800
(Address of principal executive offices)
(zip code)
Registrant’s telephone number, including area code:
(206) 539-3000

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))
Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 or Rule 12b-2 of the Securities Exchange Act of 1934:

☐	Emerging growth company
☐
If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.

TABLE OF CONTENTS

Item 8.01	Other Events
SIGNATURES

Section 8 - Other Events
Item 8.01.    Other Events

In July 2017, Weyerhaeuser Company (the “Company”) announced it was implementing a solution to address concerns regarding its TJI® Joists with Flak Jacket® Protection. The Company recorded a $50 million pre-tax reserve for costs to remediate these concerns in second quarter 2017.
As remediation work has progressed, the Company has obtained additional experience and information about the scope of the required remediation efforts and associated costs, and has also completed the process of identifying the population of affected homes. The Company now expects to record approximately $175 million to $200 million of additional pre-tax expense, primarily in third quarter 2017. The increase in estimated cost is attributable to a higher cost per home for remediation, a modest increase in the estimated number of homes affected, and additional homebuilder and homeowner reimbursements.
The Company expects a significant portion of the approximately $225 million to $250 million of total pre-tax expense will be covered by insurance.
As of September 13, 2017, remediation is complete or underway in nearly 1,500 of the approximately 2,500 affected houses, which are in various stages of construction.
FORWARD LOOKING STATEMENTS
This report contains statements concerning the Company’s current estimates of costs for remediation work related to one of its manufactured wood products, the related charge against earnings that the company expects to record related to these remediation costs, insurance coverage, the timing associated with recording the charge against earnings, and the scope of product distribution and use in homes. These and other statements in this report are forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995, Section 27A of the Securities Act of 1933, and Section 21E of the Securities Exchange Act of 1934, and generally are identified by use of words such as “approximately,” “estimate,” “expect,” and “will,” and similar words and expressions. These statements are based on the Company’s and its management’s current expectations and assumptions, and are not guarantees of future results or developments. The accuracy of the Company’s and its management’s expectations and assumptions is subject to a number of risks and uncertainties that could cause actual results to differ materially from those described in the forward-looking statements. These risks and uncertainties include, without limitation, the actual extent and scope of use and distribution of the affected wood product, and the actual costs of remediation. Forward-looking statements speak only as of the date they are made, and neither the Company nor its management undertakes any obligation to publicly update or revise any forward-looking statements, whether because of new information, future events, or otherwise.

SIGNATURES
Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

WEYERHAEUSER COMPANY

By:	/s/ Kristy T. Harlan
Name:	Kristy T. Harlan
Its:	Senior Vice President, General Counsel and Corporate Secretary

Date: September 13, 2017